Exhibit 5.1

Our ref                                  MSJ/669170/36758274/2

Nord Anglia Education, Inc.

PO Box 309

Ugland House

Grand Cayman
KY1-1104

Cayman Islands

29 May 2015

Dear Sirs

Nord Anglia Education, Inc.  (the “Company”)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement (the “Registration Statement”) on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, (the “Act”) on 29 May 2015 relating to (i) ordinary shares of the Company of par value US$0.01 per share (the “New Shares”) and (ii) 70,575,810 ordinary shares of the Company of par value US$0.01 per share (the “Resale Shares”, and together with the New Shares, the “Shares”) that have been issued to certain of the Selling Shareholders (as defined in the Registration Statement) and which may be offered for sale by such Selling Shareholders.

1                                         DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1                               the Certificate of Incorporation dated 14 December 2011 and the Seventh Amended and Restated Memorandum and Articles of Association of the Company as adopted on 10 March 2014 (the “Articles”);

1.2                               the unanimous written resolutions of the board of directors dated 25 March 2014 and 28 May 2015 (the “Resolutions”), the minutes of the meeting (the “Meeting”) of the board of directors held on 17 February 2014 (the “Minutes”) and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3                               a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”);

1.4                               a certificate from a director of the Company (the “Director’s Certificate”);

1.5                               the Registration Statement; and

1.6                               such other documents as we have considered necessary for the purpose of rendering this opinion.

2                                         ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion.  In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                               copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2                               all signatures, initials and seals are genuine;

2.3                               the Company will receive, or has received, money or money’s worth in consideration for the issue of the New Shares, and none of the Shares will be, or has been, issued for less than par value;

2.4                               there will be sufficient New Shares authorised for issue under the Articles;

2.5                               the issue of the New Shares will be of commercial benefit to the Company;

2.6                               no invitation has been or will be made to the public in the Cayman Islands to subscribe for or purchase any of the Shares;

2.7                               there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing.  Specifically, we have made no independent investigation of the laws of the State of New York; and

2.8                               the Resale Shares that have been, or will be, issued to the Selling Shareholders have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members (shareholders), as we have not inspected such register.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion.

3                                         OPINIONS

Based upon, and subject to the foregoing assumptions and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The Company is an exempted company duly incorporated and validly existing and in good standing under the law of the Cayman Islands.

3.2                               The Resale Shares have been duly authorised for issue, and (i) when issued by the Company against payment in full of the relevant consideration, and duly recorded in the Company’s register of members (shareholders), will be validly issued, fully paid and non-assessable and (ii) to the extent that Resale Shares have been issued by the Company against payment in full of the relevant consideration, and duly recorded in the Company’s register of members (shareholders), such Resale Shares are validly issued, fully paid and non-assessable.

3.3                               With respect to the New Shares, when (i) the Company’s board of directors has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such New Shares has been recorded in the Company’s register of members (shareholders); and (iii) the subscription price of such New Shares (being not less than the par value of the New Shares) has been fully paid in cash or other consideration approved by the Company’s board of directors, the New Shares will be duly authorised, validly issued, fully paid and non-assessable.

4                                         QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1                               To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.2                               Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares.  However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position.  Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position.  As far as we are aware, such applications are rarely made in the Cayman Islands, but if this were to occur in respect of the Company’s Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement.  In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is addressed to you and may be relied upon by you and your counsel.  This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ MAPLES and CALDER
MAPLES and CALDER